EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

I hereby consent to the incorporation and use in Amendment (6) of the Registration Statement of Global Seed Inc. on Form S-1 of my auditor’s report, dated September 30, 2011, relating to the accompanying balance sheet of Global Seed Inc. as of June 30, 2011 and the related statements of operations, stockholders’ equity, and cash flows which appear in such Registration Statement.

I also consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy, CPA

Irvine, California

March 9, 2012